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                                         PricewaterhouseCoopers LLP
                                         99 Bank Street, Suite 700
                                         Ottawa, Ontario Canada K1P 1K6
                                         Telephone +1 (613) 237 3702
                                         Facsimile +1 (613) 237 3963



EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of World Heart Corporation of our report dated February 10, 2003, except for note 20 (c), which is at April 14, 2003 relating to the consolidated financial statements which appears in World Heart Corporation's Annual Report to shareholders on Form 20-F for the year ended December 31, 2002.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Ottawa, Canada
December 22, 2003







PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.